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                                                                  Exhibit (j)(1)

                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees of
    the Governor Funds:

We consent to use of our report dated August 15, 2000 for the Governor Funds incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Auditors" and "Financial Statements" in the Statement of Additional Information included herein.



KPMG LLP

October 30, 2000
Columbus, Ohio